UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2004

Online Resources Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26123	52-1623052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-653-3100

7600 Colshire Drive, McLean, Virginia 22102
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On December 14, 2004 we announced our financial guidance for the quarter ending March 31, 2005 and the year ending December 31, 2005. A copy of our press release containing the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K.

The attached press release contains a non-GAAP financial measure. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. To supplement our financial statements presented in accordance with GAAP, we report EBITDA, a non-GAAP financial measure commonly used in our industry as a measure of performance. EBITDA represents earnings before interest, taxes, depreciation and amortization, including non-cash equity compensation expense. This measure should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. The non-GAAP measure of EBITDA is provided to enhance the investors’ overall understanding of our current financial performance and our prospects for the future. Consistent with our historical practice, the non-GAAP measure of EBITDA has been reconciled to the nearest GAAP measure.

The information contained in this Item 2.02, including the exhibit referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement we file under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Online Resources Corporation

December 14, 2004	By:	Catherine A. Graham

Name: Catherine A. Graham
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, Dated December 14, 2004